UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2020

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Ascensia Collaboration and Commercialization Agreement

On August 9, 2020, Senseonics, Incorporated, a wholly-owned subsidiary of Senseonics Holdings, Inc. (the “Company”) entered into a collaboration and commercialization agreement (the “Commercialization Agreement”) with Ascensia Diabetes Care Holdings AG (“Ascensia”), an affiliate of PHC Holdings Corporation (“PHC”), pursuant to which the Company has granted Ascensia the exclusive right to distribute the Company’s 90-day Eversense continuous glucose monitoring system (“Eversense”) and its 180-day Eversense continuous glucose monitoring system (“Eversense XL”) worldwide, with the following initial exceptions: (i) until January 31, 2021, the territory does not include countries covered by the Company’s current distribution agreement with Roche Diagnostics International AG and Roche Diabetes Care GmbH, which are the Europe, Middle East and Asia, excluding Scandinavia and Israel, and 17 additional countries, including Brazil, Russia, India and China, as well as select markets in the Asia Pacific and Latin American regions; (ii) until September 13, 2021, the territory does not include countries covered by the Company’s distribution agreement with Rubin Medical, which are Sweden, Norway and Denmark; and (iii) until May 31, 2022, the territory does not include Israel. Pursuant to the Commercialization Agreement, Ascensia has agreed to begin actively marketing and selling Eversense and Eversense XL as follows: (i) for the United States, Eversense at a date to be agreed upon and Eversense XL upon receipt of marketing approval from the U.S. Food and Drug Administration; (ii) for Germany, Italy and Switzerland, Eversense XL beginning on February 1, 2021; and (iii) for Sweden, upon the later of the receipt of both marketing approval from the U.S. Food and Drug Administration and a new CE mark approval for a new Eversense XL version, and October 1, 2021.

Pursuant to the Commercialization Agreement, Ascensia will receive a portion of net revenue at specified tiered percentages ranging from the mid-teens to the mid-fortys based on levels of global net revenues. Ascensia is obligated to achieve specified minimum annual revenue targets and meet specified levels of sales and marketing spend. Ascensia will purchase Eversense and Eversense XL from the Company at prices to be negotiated based on parameters set forth in the Commercialization Agreement. Under the Commercialization Agreement, the Company will be responsible for product development and manufacturing, including regulatory submissions, approvals and registrations, and Ascensia will be responsible for sales, marketing, market access, patient and provider onboarding and customer support. The Company and Ascensia have agreed to establish a joint marketing committee with equal representation from each party.

The Commercialization Agreement has an initial term that will expire five years from the Product Availability Date (as defined in the Commercialization Agreement) for Eversense XL, which will be automatically extended for up to 3.5 additional years to provide Ascensia the ability to sell a 365-day Eversense product for two years if Ascensia would not have otherwise had such two-year opportunity at the time the initial term expires. The Commercialization Agreement is terminable by Ascensia under a number of circumstances, including if Eversense XL is not approved in the United States by August 31, 2021, or if the Company undergoes a change of control. The Commercialization Agreement is terminable by the Company if the Company undergoes a change of control and specified conditions related to achievement of net sales and compensation of Ascensia’s expenses are satisfied. The Commercialization Agreement is terminable by either party if the other party materially breaches its obligations under the Commercialization Agreement; provided, however, that if Ascensia is unable to achieve the specified minimum spending or revenue targets described above, then the Company will only have the right to covert Ascensia’s exclusive rights to nonexclusive rights. The Commercialization Agreement is also terminable by either party if the other party undergoes bankruptcy, dissolution or winding up. Certain of the termination rights contained in the Commercialization Agreement are subject to specified advance notice requirements and an opportunity to cure.

The foregoing description of the distribution agreement is not complete and is qualified in its entirety by reference to the Commercialization Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Issuance of Convertible Notes to PHC

Note Purchase Agreement

In connection with the Commercialization Agreement, on August 9, 2020, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with PHC, as the purchaser (together with the other purchasers from time to time party thereto, the “Note Purchasers”) and Alter Domus (US) LLC, as collateral agent.

Pursuant to the Note Purchase Agreement, the Company has agreed to borrow $35.0 million in aggregate principal through the issuance and sale of Senior Secured Convertible Notes (the “Notes”) on or prior to August 14, 2020 (the “Closing Date”). The Company has also agreed to issue 2,941,176 shares of its common stock, $0.001 par value per share (“Common Stock”) to PHC as a financing fee (the “Financing Fee Shares”) on the Closing Date. The Company intends to use $17.6 million of the proceeds from the issuance of the Notes to repay in full the Company’s First Lien Notes due October 2021, representing the payment of principal, interest and the prepayment premium on the First Lien Notes.

The Notes will be senior secured obligations of the Company and will be guaranteed on a senior secured basis by the Company’s wholly owned subsidiary, Senseonics, Incorporated. Interest at the annual rate of 9.5% will be payable semi-annually in cash or, at the Company’s option, payment in kind. The interest rate will decrease to 8.0% if the Company obtains approval for 180-day Eversense XL for marketing in the United States, subject to certain conditions. The maturity date for the Notes will be October 31, 2024 (the “Maturity Date”), provided that the Maturity Date will accelerate if the Company has not repaid the Company’s outstanding Second Lien Secured Notes (the “Second Lien Notes”) (other than an aggregate principal amount of up to $1.0 million) by 91 days prior to the maturity of the Second Lien Notes (as amended as described below in “—Amendment to Second Lien Note Agreement”). The obligations under the Notes are secured by substantially all of the Company’s and its subsidiary’s assets.

The Note Purchasers are entitled to convert the Notes to Common Stock at a conversion rate of 1,867.4136 shares per $1,000 principal amount of the Notes (including any interest added thereto as payment in kind), equivalent to a conversion price of approximately $0.54 per share, subject to specified anti-dilution adjustments, including adjustments for the Company’s issuance of equity securities on or prior to April 30, 2022 below the conversion price. In addition, following a notice of redemption or certain corporate events that occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such notice of redemption or corporate event. In certain circumstances, the Company will be required to pay cash in lieu of delivering make whole shares unless the Company obtains stockholder approval to issue such shares.

Subject to specified conditions, on or after October 31, 2022, the Notes are redeemable by the Company if the closing sale price of the Common Stock exceeds 275% of the conversion price for a specified period of time and subject to certain conditions upon 10 days prior written notice at a cash redemption price equal to the then outstanding principal amount (including any payment in kind interest which has been added to such amount), plus any accrued but unpaid interest. On or after October 31, 2023, the Notes are redeemable by the Company upon 10 days prior written notice at a cash redemption price equal to the then outstanding principal amount (including any payment in kind interest which has been added to such amount), plus any accrued but unpaid interest, plus a call premium of 130% if redeemed at least six months prior to the Maturity Date or a call premium of 125% if redeemed within six months of the Maturity Date.

The Note Purchase Agreement contains customary terms and covenants, including financial covenants, such as operating within an approved budget and achieving minimum revenue and liquidity targets, and negative covenants, such as limitations on indebtedness, liens, mergers, asset transfers, certain investing activities and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Note Purchase Agreement also contains customary events of default, after which the Notes be due and payable immediately, including defaults related to payment compliance, material inaccuracy of representations and warranties, covenant compliance, material adverse changes, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against the Company, change of control or delisting events, termination of any guaranty, governmental approvals, and lien priority.

Optional Future Sale and Issuance of Convertible Preferred Stock

The Company will also have the option to sell and issue PHC up to $15.0 million of convertible preferred stock (the “PHC Preferred Stock”) on or before December 31, 2022, contingent upon receipt of any stockholder approval required by the listing rules of the NYSE American and the Company obtaining approval for 180-day Eversense XL for marketing in the United States before such date. The purchase price per share of the PHC Preferred Stock would be $1,000.00 per share. Each share of PHC Preferred Stock would be convertible into a number of shares of Common Stock equal to $1,000 divided by the conversion price of $0.476 per share, subject to customary anti-dilution adjustments, including in the event of any stock split.

The Company and PHC have agreed that the PHC Preferred Stock will rank senior to the Common Stock and pari passu with the Series A Preferred Stock (as described below). Upon a liquidation, dissolution or winding up of the Company, each share of PHC Preferred Stock will be entitled to receive an amount per share equal to the greater of the purchase price paid and the amount that the holder would have been entitled to receive at such time if the PHC Preferred Stock were converted into Common Stock (the “Liquidation Amount”). The holders will also be entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis. If the Company undergoes a change of control, each holder has the right to cause the Company to redeem any or all of the PHC Preferred Stock for cash consideration equal to the Liquidation Amount. In addition, the Company has agreed to redeem all of the PHC Preferred Stock on the ten year anniversary of the issuance date for cash consideration equal to the Liquidation Amount. Should the Company not fulfill this redemption obligation, PHC will have the right to nominate two additional members of the Company’s board of directors (the “Board”).

The holders of PHC Preferred Stock generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis. Additionally, certain matters will require the approval of the majority of the outstanding PHC Preferred Stock, voting as a separate class, including (i) altering or changing adversely the powers, privileges, preferences or rights of the PHC Preferred Stock, or (ii) amendments, modifications, repeal or waiver of any provision of the Company’s certificate of incorporation, bylaws or of the certificate of designations that would adversely affect the rights, preferences, privileges or powers of the PHC Preferred Stock.

Registration Rights Agreement

In connection with the entry into the Note Purchase Agreement, the Company and PHC entered into a registration rights agreement (the “PHC RRA”), pursuant to which the Company has agreed to register the resale of the Financing Fee Shares and any shares issuable upon conversion of the Notes (the “PHC Registrable Securities”), pursuant to a registration statement on Form S-3 to be filed with the U.S. Securities and Exchange Commission (the “SEC”). Pursuant to the PHC RRA, the Company has agreed to file the Form S-3 no later than September 8, 2020, and to have it declared effective no later than 90 days thereafter.

The Company will pay additional interest on the Notes and the shares of Common Stock issued upon conversion of the Notes if the resale documents are not timely filed or made effective or if the resale documents are unavailable for periods in excess of those permitted. Such additional interest will accrue until the date prior to the day the default is cured at an annual rate of 0.5% of the aggregate principal amount of such Notes outstanding (or the principal amount of such Notes converted into Common Stock) for the first 90 days following the default and thereafter will increase by an annual rate of 0.5% during each subsequent 90-day period of the aggregate principal amount of such Notes outstanding up to an aggregate increase of 2.0%.

In addition, the holders of at least a majority of the PHC Registrable Securities have the right to demand that the Company to effect up to two underwritten public offerings or block trades of the PHC Registrable Securities, provided that the demand relates to all PHC Registrable Securities then outstanding or the aggregate market value of the PHC Registrable Securities to be included in such offering is at least $7.5 million. These registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances.

Further, the holders of PHC Registrable Securities are entitled to certain piggyback registration rights if there is not otherwise an effective registration statement covering all of the PHC Registrable Securities or if Rule 144 is not available with respect to the PHC Registrable Securities. The PHC RRA contains customary other terms, conditions and other provisions.

Investor Rights Agreement

In connection with the entry into the Note Purchase Agreement, the Company and PHC entered into an investor rights agreement (the “PHC IRA”). Pursuant to the PHC IRA, for so long as PHC and its affiliates hold, in the aggregate on an as-converted basis, at least 15% of the Company’s Common Stock, PHC will have the right to designate two members (the “PHC Designees”) of the Board. If PHC and its affiliates hold, in the aggregate on an as-converted basis, at least 5% but less than 15% of the Company’s Common Stock, PHC will have the right to designate one member of the Board. PHC will designate and the Board will appoint the two initial PHC Designees no later than September 30, 2020.

In addition, pursuant to the PHC IRA, if the Company intends to issue new equity, equity-linked or debt securities or loans to any person, then the Note Purchaser has the right to participate in such transaction on a pro rata basis, subject to customary exceptions.

The foregoing descriptions in this Current Report on Form 8-K of the material terms of the Note Purchase Agreement, the PHC RRA and the PHC IRA do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety to the Note Purchase Agreement, the PHC RRA and the PHC IRA, which the Company expects to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Amendment to Second Lien Note Agreement

On August 9, 2020, in connection with the entry into the Note Purchase Agreement with PHC, the Company entered into a First Amendment to Note Purchase and Exchange Agreement and Notes (the “Amendment”) with Highbridge Tactical Credit Master Fund, L.P. (“Highbridge”) and each other purchaser party thereto.

Pursuant to the Amendment, Highbridge agreed to the consummation of the other transactions described in this Current Report on Form 8-K and, effective as of the Closing Date, agreed to an extension of the maturity date for the Second Lien Notes to August 9, 2023. As amended by the Amendment, the holders of the Second Lien Notes will have the right to convert the aggregate principal of the Second Lien Notes (together with any applicable prepayment premium) to Common Stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the Common Stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.33 per share. This conversion option has a daily limit of $1,000,000 in aggregate converted principal (inclusive of principal amount of First Lien Notes that are voluntarily converted). As of August 8. 2020, approximately $9.9 million principal amount of Second Lien Notes remained outstanding.

Other than as amended by the Amendment, the remaining terms of the Note Purchase and Exchange Agreement and the Second Lien Notes remain in full force and effect. The foregoing descriptions in this Current Report on Form 8-K of the material terms of the Amendment do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety to the Amendment, which the Company expects to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Issuance and Sale of Convertible Preferred Stock to Masters

Stock Purchase Agreement

On August 9, 2020 the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Masters Special Situations, LLC and certain affiliates thereof (“Masters” or the “Preferred Stock Purchasers”). Pursuant to the Stock Purchase Agreement, the Company has agreed to issue and sell to the Preferred Stock Purchasers 3,000 shares of convertible preferred stock, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), at a price of $1,000.00 per share in an initial closing (the “Initial Closing”), having the terms set forth in the Certificate of Designations described below.

In addition, the Preferred Stock Purchasers or their assignees have the option to purchase up to an additional 27,000 shares of Series A Preferred Stock at a price of $1,000.00 per share in a subsequent closing, subject to the terms and conditions of the Stock Purchase Agreement, upon the later to occur of 90 days following the Initial Closing or the date 10 days after the Company receives stockholder approval to increase its authorized common stock by an amount sufficient to permit conversions of the Series A Preferred Stock, but in any event no later than 150 days after the Initial Closing, and subject to specified conditions.

Certificate of Designations

In connection with the entry into the Stock Purchase Agreement, the Company and Masters agreed upon a form of Certificate of Designations (the “Certificate of Designations”) to set forth the terms of the Series A Preferred Stock, which the Company will file with the State of Delaware prior to the Initial Closing. Pursuant to the Certificate of Designations, each share of Series A Preferred Stock will initially be convertible into a number of shares of Common Stock equal to $1,000 divided by the conversion price of $0.476 per share, subject to customary anti-dilution adjustments, including in the event of any stock split. The Series A Preferred Stock will rank senior to the Common Stock. Upon a liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will be entitled to receive an amount per share equal to the greater of the purchase price paid and the amount that the holder would have been entitled to receive at such time if the Series A Preferred Stock were converted into Common Stock (the “Series A Liquidation Amount”). The holders will also be entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis. If the Company undergoes a change of control, each holder has the right to cause the Company to redeem any or all of the Series A Preferred Stock for cash consideration equal to the Series A Liquidation Amount.

The holders of Series A Preferred Stock generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis. Additionally, certain matters will require the approval of the majority of the outstanding Series A Preferred Stock, voting as a separate class, including (i) altering or changing adversely the powers, privileges, preferences or rights of the Series A Preferred Stock, or (ii) amendments, modifications, repeal or waiver of any provision of the Company’s certificate of incorporation, bylaws or of the certificate of designations that would adversely affect the rights, preferences, privileges or powers of the Series A Preferred Stock.

Registration Rights Agreement

In connection with the entry into the Stock Purchase Agreement, the Company and Masters entered into a registration rights agreement (the “Masters RRA”), pursuant to which the Company has agreed to register the resale of any shares issuable upon conversion of the Series A Preferred Stock (the “Masters Registrable Securities”), pursuant to a registration statement on Form S-3 to be filed with the SEC. Pursuant to the Masters RRA, the Company has agreed to file the Form S-3 no later than September 23, 2020, and to have it declared effective no later than 90 days thereafter, such registration statement on Form S-3.

The Company will pay liquidated damages if the resale documents are not timely filed or made effective or if the resale documents are unavailable for periods in excess of those permitted. Such liquidated damages will equal 0.5% of the aggregate amount invested by each holder for each 90-day period (or a pro rata portion thereof) following a default up to a maximum of 2.0%.

In addition, the holders of at least a majority of the Masters Registrable Securities have the right to demand that the Company effect one underwritten public offering or block trade of the Masters Registrable Securities, provided that the demand relate to all Masters Registrable Securities then outstanding or the aggregate market value of the Masters Registrable Securities to be included in such offering is at least $7.5 million. These registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances.

Further, the holders of Masters Registrable Securities are entitled to certain piggyback registration rights if there is not otherwise an effective registration statement covering all of the Masters Registrable Securities or if Rule 144 is not available with respect to the Masters Registrable Securities. The Masters RRA contains customary other terms, conditions and other provisions.

Investor Rights Agreement

In connection with the entry into the Stock Purchase Agreement, the Company and Masters entered into an investor rights agreement (the “Masters IRA”). Pursuant to the Masters IRA, for so long as Masters and its affiliates beneficially own at least 5% of the Company’s Common Stock, Masters will have the right to designate one member of the Board (the “Masters Designee”). Masters will designate and the Board will appoint the initial Masters Designee within 45 days of the Initial Closing.

In addition, pursuant to the Masters IRA, if the Company intends to issue new equity or equity-linked securities to any person, then each Preferred Stock Purchaser has the right to participate in such transaction on a pro rata basis, subject to customary exceptions.

The foregoing descriptions in this Current Report on Form 8-K of the material terms of the Stock Purchase Agreement, the Masters RRA, the Masters IRA and the Certificate of Designations do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety to the Stock Purchase Agreement, the Masters RRA, the Masters IRA and the Certificate of Designations, which the Company expects to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Item 2.02.	Results of Operations and Financial Condition.

On August 10, 2020, the Company issued a press release announcing its financial results for the quarter ended June 30, 2020, as well as information regarding a conference call to discuss these financial results, the transactions described in Item 1.01 above, and the Company’s recent corporate highlights and outlook. This press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The Company intends to rely on the exemption from registration under Regulation D promulgated under the Securities Act and Section 4(a)(2) of the Securities Act, for the issuance of the Financing Fee Shares, the PHC Preferred Stock and the Series A Preferred Stock. Each holder of the securities represented that it is an “accredited investor” as defined in Regulation D of the Securities Act. The Financing Fee Shares, the PHC Preferred Stock and the Series A Preferred Stock have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without either being first registered or otherwise exempt from registration in any further resale or disposition.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing the Company’s entry into the agreements described above with Ascensia, PHC and Masters is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.2 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 10, 2020

99.2	Press release dated August 10, 2020

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The offer, issuance and sale of the Notes, the Financing Fee Shares, PHC Preferred Stock and Series A Preferred Stock, as well as the shares of common stock issuable upon conversion of the Notes, the PHC Preferred Stock and the Series A Preferred Stock, if any, will not be registered under the Securities Act or any state securities laws, and unless so registered, such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Forward Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the closing of the transactions discussed herein, the use of proceeds from the Notes, the potential issuances of additional shares of convertible preferred stock and the future conversion or repayment of the Notes and the convertible preferred stock, and other statements containing the words “believe,” “expect,” “intend,” “may,” “projects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, the uncertain outcome, impact, timing, effects and results of the Company’s exploration of strategic alternatives, the ability of the Company to enter into or consummate a strategic transaction with a third party, the uncertainty of receiving the Stockholder Approval, uncertainties in the development and regulatory approval processes, effects of the COVID-19 pandemic, uncertainties concerning the development of medical devices and such other factors as are set forth in the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 16, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 to be filed with the SEC on the date hereof and the Company’s other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2020	SENSEONICS HOLDINGS, INC.

	By:	/s/ Nick B. Tressler
	Name:	Nick B. Tressler
	Title:	Chief Financial Officer